SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 9, 2006

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                                PATHOGENICS, INC.
             (Exact name of registrant as specified in its charter)




Delaware                           333-123431                 43-2078278
(State or other jurisdiction of   (Commission file number)   (I.R.S.employer
incorporation or organization)                               identification no.)




          99 Derby Street
          Suite 200
          Hingham, MA                                          02043
(Address of principal executive offices)                    (Zip code)

       Registrant's telephone number, including area code: (781) 556-1090

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Item 1.02.     Termination of a Material Definitive Agreement

     On May 9, 2006, Pathogenics, Inc. (the "Company") received a Notice of Termination (the "Notice of Termination") of License Agreement (executed on May 25, 2005, hereinafter referred to as the "License Agreement") between Alpha Research Group, LLC ("Alpha"), Jodi A. Nelson ("Nelson") and the Company (Alpha and Nelson together referred to as the "Licensors"). The Company believes in good faith that the Notice of Termination is entirely ineffective, that the License Agreement has not been terminated and remains in full-force and effect, and that the Licensors claims in support of termination are entirely without merit. The Company has elected to seek relief through application of the formal dispute resolution process in accordance with the clear provisions of License Agreement, and intends to vigorously defend its position.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pathogenics, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 15, 2006          PATHOGENICS, INC.


                            By: /s/ Frederic P. Zotos
                            -------------------------------
                            Frederic P. Zotos
                            President and Chief Executive Officer

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